EXHIBIT 99.1

The Bon-Ton Stores, Inc. Files Voluntary Chapter 11 Petitions to Implement Financial Restructuring

Stores Open, E-Commerce and Mobile Platforms Operating to Continue Delivering Exceptional Shopping Experience for Customers

Receives Commitment of up to $725 Million in Debtor-in-Possession Financing to Support Operations

Company to Explore Potential Strategic Alternatives to Maximize Value

MILWAUKEE, WI (February 4, 2018) –The Bon-Ton Stores, Inc. (OTCQX: BONT) (“the Company”), today announced that the Company and its subsidiaries have filed voluntary petitions for a court-supervised financial restructuring under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware. The Company is currently engaged in constructive discussions with potential investors and its debtholders regarding the terms of a financial restructuring plan. Bon-Ton intends to use this court-supervised process to explore potential strategic alternatives to maximize value for the benefit of its stakeholders, which may include a sale of the Company or certain of its assets as part of the plan of reorganization.
The Company’s stores, e-commerce and mobile platforms under the Bon-Ton, Bergner's, Boston Store, Carson's, Elder-Beerman, Herberger’s and Younkers nameplates are open and operating as usual. As previously announced, the Company is closing 47 stores in 2018, four of which closed in January and one store that is near completion and 42 additional at which store closing sales began on February 1, 2018 and will run for approximately 10 to 12 weeks. A full list of those locations can be found on its investor relations website.
Bon-Ton has received a commitment from its existing ABL lenders for up to $725 million in debtor-in-possession (DIP) financing which, subject to court approval, is expected to support the Company’s operations during the financial restructuring process.

Bill Tracy, President and Chief Executive Officer, said, “We are currently engaged in discussions with potential investors and our debtholders on a financial restructuring plan, and the actions we are taking are intended to give us additional time and financial flexibility to evaluate options for our business. Bon-Ton has seven well-loved brands and associates who have remained committed to delivering excellent service to our customers for decades. During this court-supervised process, we plan to continue operating in the normal course and executing on our key initiatives to drive improved performance.”
Mr. Tracy continued, “We appreciate the ongoing dedication of our associates, whose hard work in serving our loyal customers is critical to our success and the future of our company. Importantly, we look forward to continuing to provide our customers with quality merchandise and an exceptional shopping experience in our stores and across e-commerce and mobile platforms as we move through this financial restructuring process.”
Bon-Ton has filed a number of customary motions with the Bankruptcy Court seeking authorization to support its operations during the financial restructuring process, including authority to pay wages and provide health and other employee benefits, and to pay vendors in the ordinary course for all goods and services provided on or after the Chapter 11 filing date. The Company expects to receive Bankruptcy Court approval for these requests.
Additional information is available on the Company’s restructuring website at bontonrestructuring.com. Court filings and other documents related to the court-supervised process are available at https://cases.primeclerk.com/bonton or by calling the Company’s claims agent, Prime Clerk, at (844) 253-1011 (toll-free in the U.S.) or (347) 338-6537 (for parties outside the U.S.).
Paul, Weiss, Rifkind, Wharton & Garrison LLP is acting as the Company’s legal counsel, AlixPartners LLP is serving as restructuring advisor and PJT Partners, Inc. is acting as financial advisor.
About The Bon-Ton Stores, Inc.
The Bon-Ton Stores, Inc., with corporate headquarters in York, Pennsylvania and Milwaukee, Wisconsin, operates 256 stores, which includes nine furniture galleries and four clearance centers, in 23 states in the Northeast, Midwest and upper Great Plains under the Bon-Ton, Bergner’s, Boston Store, Carson’s, Elder-Beerman, Herberger’s and Younkers nameplates.  The stores offer a broad assortment of national and private brand fashion apparel and accessories for women, men and children, as well as cosmetics and home furnishings.  The Bon-Ton Stores, Inc. is an active and positive participant in the communities it serves.  For further information, please visit http://investors.bonton.com.
Cautionary Note Regarding Forward-Looking Statements
Certain information included in this release and in other communications made by the Company contain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements, which may be identified by words such as “may,” “could,” “will,” “plan,” “expect,” “anticipate,” “believe,” “estimate,” “project,” “intend,” or other similar expressions, involve important risks and uncertainties that could significantly cause future results to differ from those expressed in any forward-looking statements. Factors that could cause such differences include, but are not limited to: risks related to retail businesses generally; deterioration of general economic conditions; potential increases in pension obligations; consumer spending patterns, debt levels, and the availability and cost of consumer credit; additional competition from existing and new competitors or changes in the competitive environment; changes in energy and transportation costs; weather conditions that could negatively impact sales; the ability to attract and retain qualified management; the dependence upon relationships with vendors and their factors; a data security breach or system failure; the ability to reduce or control SG&A expenses; operational disruptions; unsuccessful marketing initiatives; the ability to improve efficiency through the Company’s eCommerce fulfillment center; changes in, or the failure to successfully implement, our key strategies, including the store rationalization program and initiatives to improve our merchandising, marketing and operations; adverse outcomes in litigation; the ability to obtain financing for working capital, capital expenditures and general corporate purposes; the impact of regulatory requirements; the financial condition of mall operators; and the  uncertainties relating to the bankruptcy filing by the Company, including, but not limited to, (i) the Company’s ability to obtain Bankruptcy Court approval with respect to motions or other requests made to the Bankruptcy Court in the Chapter 11 case, including maintaining strategic control as debtor-in-possession; (ii) the ability of the Company and its subsidiaries to negotiate, develop, confirm and consummate a plan of reorganization; (iii) the effects of the Company’s bankruptcy filing on the Company and on the interests of various constituents; (iv) Bankruptcy Court rulings in the Chapter 11 case and the outcome of the Chapter 11 case in general; (v) the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the proceedings; (vi) risks associated with third party motions in the Chapter 11 case, which may interfere with the Company’s ability to confirm and consummate a plan of reorganization; (vii) the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity or results of operations; (viii) increased advisory costs to execute the Company’s reorganization; and (ix) other risks and uncertainties. Additional factors that could cause the Company’s actual results to differ from those contained in these forward-looking statements are discussed in greater detail under Item 1A of the Company’s Annual Report on Form 10-K for fiscal 2017 and subsequent filings with the Securities and Exchange Commission. Forward-looking statements made by the Company in this release, or elsewhere, speak only as of the date on which the statements were made. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

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MEDIA CONTACT:
Christine Hojnacki, 414-347-5329
christine.hojnacki@bonton.com

Michael Freitag / Leigh Parrish / Tim Ragones
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449